Exhibit (g)(21)

                                   AMENDMENT
                                      TO
                              CUSTODIAN AGREEMENT

      THIS AMENDMENT TO CUSTODIAN AGREEMENT (this "Amendment") is made as of August 8, 2017 by and between (i) each of the funds listed on Appendix A to the Agreement (as defined below) and each of the funds on behalf of each of its portfolios (if any, and which may be listed on Appendix A and updated from time to time), in each case, severally and not jointly (each, a "Fund" and collectively, the "Funds"), and (iii) BROWN BROTHERS HARRIMAN & CO. (the "Custodian" or "BBH&Co."). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

      WHEREAS, certain Funds and the Custodian entered into a Custodian Agreement, dated as of September 14, 2009, (the "Original Agreement");

      WHEREAS, pursuant to a Novation and Amendment Agreement dated December 7, 2011, AllianceBernstein Cap Fund, Inc. on behalf of its series AllianceBernstein Select US Equity Portfolio and AllianceBernstein Bond Fund, Inc. on behalf of its series AllianceBernstein International Bond Portfolio became parties to the Original Agreement (as amended and novated, the "Agreement"); and

      WHEREAS, in accordance with Section 12.2 of the Agreement, the Funds and the Custodian desire to amend the Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Trust and the Custodian hereby agree as follows:

1. The parties acknowledge that under the Novation and Amendment Agreement, Appendix A of the Novation and Amendment Agreement amended and restated the Fund Appendix of the Original Agreement, and each of the funds listed thereon and each of the funds on behalf of the referenced portfolios listed thereon, severally and not jointly, are referred to in the Agreement as a "Fund" and collectively, the "Funds".

2. The Agreement is hereby further amended by deleting Appendix A thereto in its entirety and substituting, in its place, the updated Appendix A attached hereto.

3. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

5. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

6. Delivery of an executed counterpart of this Amendment or any certificate delivered thereunder, by facsimile transmission or other electronic mail transmission (e.g. ".pdf' or ".tif') shall be effective as delivery of a manually executed counterpart of this Amendment or any certificate delivered thereunder.

7. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

                           [Signature Page Follows]

      IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:     /s/ Elizabeth E. Prickett
        ---------------------------------
Name:   Elizabeth E. Prickett
Title:  Managing Director
Date:


EACH FUND SET FORTH ON APPENDIX A HERETO, SEVERALLY AND NOT JOINTLY

By:     /s/ Stephen J. Laffey
        ---------------------------------
Name:   Stephen J. Laffey
Title:  Assistant Secretary
Date:   August 8, 2017

                                 APPENDIX A
          To the Custodian Agreement dated as of September 14, 2009
                          Effective August 8, 2017
or in respect of Funds/Portfolios marked with a "*", the corresponding earlier date noted below

AB Global Bond Fund, Inc. (f/k/a AllianceBernstein Global Bond Fund)

AB Global Real Estate Investment Fund, Inc. (f/k/a AllianceBernstein Global Real Estate Investment Fund)

AB High Income Fund, Inc. (f/k/a AllianceBernstein High Income Fund)

AB International Growth Fund, Inc. (f/k/a AllianceBernstein International Growth
Fund)

AB Unconstrained Bond Fund, Inc. (f/k/a AllianceBernstein Unconstrained Bond
Fund)

AllianceBernstein Global High Income Fund, Inc.



AB Cap Fund, Inc. (f/k/a AllianceBernstein Cap Fund) on behalf of the following portfolios:

AB Asia Ex-Japan Equity Portfolio (*July 28, 2015)

AB Emerging Markets Core Portfolio (*April 4, 2014)

AB Emerging Markets Multi-Asset Portfolio (f/k/a AllianceBernstein Emerging Markets Multi-Asset Portfolio)

AB FlexFee Emerging Markets Growth Portfolio (*April 4, 2014)

AB FlexFee Core Opportunities Portfolio (*May 19, 2017)

AB FlexFee International Strategic Core Portfolio (*May 17, 2017)

AB FlexFee Large Cap Growth Portfolio (*May 19, 2017)

AB FlexFee US Thematic Portfolio (*May 19, 2017)

AB Global Core Equity Portfolio (*October 13, 2014)

AB International Strategic Core Portfolio (*June 26, 2015)

AB Select US Equity Portfolio (f/k/a AllianceBernstein Select US Equity
Portfolio)



AB Bond Fund, Inc. (f/k/a AllianceBernstein Bond Fund) on behalf of the following portfolios:

AB FlexFee International Bond Portfolio (f/k/a AB Performance Series -- International Bond Portfolio)